                                  SCHEDULE 14A
                     INFORMATION REQUIRED IN PROXY STATEMENT

   Proxy Statement Pursuant to Section 14(a) of the Securities Exchange Act of
                             1934 (Amendment No. 1)

[ X ]   Filed by the Registrant
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Check the appropriate box:
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      14a-6(e)(2))
[ X ] Definitive Proxy Statement
[   ] Definitive Additional Materials
[   ] Soliciting Material Pursuant to Section 240.14a-11(c) or
      Section 240.14a-12

                              JAKKS Pacific, Inc.
--------------------------------------------------------------------------------
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        pursuant to Exchange Act Rule 0-11 (Set forth the amount on which the
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(1)     Amount Previously Paid: ________________________________________________

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(4)     Date Filed: ____________________________________________________________

                              JAKKS PACIFIC, INC.
                          22619 PACIFIC COAST HIGHWAY
                                MALIBU, CA 90265

                    NOTICE OF ANNUAL MEETING OF STOCKHOLDERS
                          TO BE HELD ON JULY 12, 2001

     The Annual Meeting of Stockholders of JAKKS PACIFIC, INC. (the "Company") will be held at the Sherwood Country Club, 320 West Stafford Road, Thousand Oaks, California 91361, on July 12, 2001 at 9:00 a.m. local time, to consider and act upon the following matters:

     (1) To elect six directors to serve for the ensuing year;

     (2) To ratify the appointment by the Board of Directors of Pannell Kerr Forster, Certified Public Accountants, A Professional Corporation, as the Company's independent auditor for the current fiscal year;

     (3) To ratify and approve the amendment to the Company's Third Amended and Restated 1995 Stock Option Plan described in the accompanying Proxy Statement; and

     (4) To transact such other business as may properly come before the meeting or any adjournment thereof.

     Stockholders of record as of the close of business on May 17, 2001 will be entitled to notice of and to vote at the meeting or any adjournment thereof. The stock transfer books of the Company will remain open.

                                          By Order of the Board of Directors

                                          Stephen G. Berman, Secretary

Malibu, California
June 12, 2001

     WHETHER OR NOT YOU EXPECT TO ATTEND THE MEETING, PLEASE COMPLETE, DATE AND SIGN THE ENCLOSED PROXY AND MAIL IT PROMPTLY IN THE ENCLOSED ENVELOPE IN ORDER TO ENSURE REPRESENTATION OF YOUR SHARES. YOU MAY REVOKE THE PROXY AT ANY TIME BEFORE THE AUTHORITY GRANTED THEREIN IS EXERCISED.

                              JAKKS PACIFIC, INC.
                          22619 PACIFIC COAST HIGHWAY
                                MALIBU, CA 90265

          PROXY STATEMENT FOR THE 2001 ANNUAL MEETING OF STOCKHOLDERS
                          TO BE HELD ON JULY 12, 2001

     This Proxy Statement is furnished in connection with the solicitation of proxies by the Board of Directors of JAKKS Pacific, Inc. (the "Company") for use at the 2001 Annual Meeting of Stockholders to be held on July 12, 2001, and at any adjournment of that meeting (the "Annual Meeting"). Throughout this Proxy Statement, "we," "us" and "our" are used to refer to the Company.

     The shares of our common stock represented by each proxy will be voted in accordance with the stockholder's instructions as to each matter specified thereon, unless no instruction is given, in which case, the proxy will be voted in favor of such matter. Any proxy may be revoked by a stockholder at any time before it is exercised by delivery of written revocation or a subsequently dated proxy to our corporate Secretary or by voting in person at the Annual Meeting.

     We are mailing this Proxy Statement to our stockholders on or about June 12, 2001, accompanied by our Annual Report to Stockholders for our fiscal year ended December 31, 2000.

VOTING SECURITIES AND VOTES REQUIRED

     At the close of business on May 17, 2001, the record date for the determination of stockholders entitled to vote at the Annual Meeting, there were outstanding and entitled to vote an aggregate of 18,063,141 shares of our common stock, par value $.001 per share. All holders of our common stock are entitled to one vote per share.

     The affirmative vote of the holders of a plurality of the shares of our common stock present or represented by proxy at the Annual Meeting is required for election of directors. The affirmative vote of the holders of a majority of the shares of our common stock present or represented by proxy at the Annual Meeting is required for the ratification of the appointment by the Board of Directors of Pannell Kerr Forster, Certified Public Accountants, A Professional Corporation, as our independent auditor for the current fiscal year and the ratification and approval of the amendment to our Third Amended and Restated 1995 Stock Option Plan hereinafter described. A majority of the outstanding shares of our common stock represented in person or by proxy at the Annual Meeting will constitute a quorum at the meeting. All shares of our common stock represented in person or by proxy (including shares which abstain or do not vote for any reason with respect to one or more of the matters presented for stockholder approval) will be counted for purposes of determining whether a quorum is present at the Annual Meeting. Abstentions will be treated as shares that are present and entitled to vote for purposes of determining the number of shares present and entitled to vote with respect to any particular matter, but will not be counted as a vote in favor of such matter. Accordingly, an abstention from voting on a matter has the same legal effect as a vote against the matter. If a broker or nominee holding stock in "street name" indicates on the proxy that it does not have discretionary authority to vote as to a particular matter ("broker non-votes"), those shares will not be considered as present and entitled to vote with respect to such matter. Accordingly, a broker non-vote on a matter has no effect on the voting on such matter.

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

     The following table sets forth certain information as of June 8, 2001 with respect to the beneficial ownership of our common stock by (1) each person known by us to own beneficially more than 5% of the outstanding shares of our common stock, (2) each of our directors and nominees for director, (3) each of the executive officers named in the Summary Compensation Table below, and (4) all our directors and executive officers as a group.

                                                                 AMOUNT AND
                                                                 NATURE OF            PERCENT OF
                         NAME OF                                 BENEFICIAL           OUTSTANDING
                     BENEFICIAL OWNER                            OWNERSHIP              SHARES
                     ----------------                       --------------------      -----------
Scudder Kemper Investments, Inc. (1)......................       1,288,650(2)             7.2
Jack Friedman.............................................         813,069(3)(4)          4.4
Stephen G. Berman.........................................         256,485(3)(5)          1.4
Joel M. Bennett...........................................          70,769(3)(6)           *
David C. Blatte...........................................          37,500(3)(7)           *
Robert E. Glick...........................................          76,431(3)(8)           *
Michael G. Miller.........................................          65,931(3)(9)           *
Murray L. Skala...........................................         112,564(3)(10)          *
All directors and executive officers as a group
  (7 persons).............................................       1,380,941(11)            7.3

---------------
  *  Less than 1% of our outstanding shares.

 (1) The address of Scudder Kemper Investments, Inc. is 345 Park Avenue, New York, New York 10154. All the information presented in this Item with respect to this beneficial owner was extracted solely from its Schedule 13G filed on February 14, 2001.

 (2) Exercises sole dispositive power over all such shares, exercises sole voting power over 1,122,150 shares and shared voting power over 15,300 shares.

 (3) Exercises sole voting power and sole investment power with respect to such shares.

 (4) Includes 14,308 shares held in trusts for the benefit of children of Mr. Friedman. Also includes 339,839 shares which Mr. Friedman may purchase upon the exercise of certain stock options.

 (5) Represents shares which Mr. Berman may purchase upon the exercise of certain stock options.

 (6) Includes 39,958 shares which Mr. Bennett may purchase upon the exercise of certain stock options.

 (7) Represents shares which Mr. Blatte may purchase upon the exercise of certain stock options.

 (8) Represents shares which Mr. Glick may purchase upon the exercise of certain stock options.

 (9) Represents shares which Mr. Miller may purchase upon the exercise of certain stock options.

(10) Includes 98,256 shares which Mr. Skala may purchase upon the exercise of certain stock options and 14,308 shares held by Mr. Skala as trustee under trusts for the benefit of children of Mr. Friedman.

(11) Includes 14,308 shares held in trusts for the benefit of children of Mr. Friedman and an aggregate of 876,900 shares which the directors and executive officers may purchase upon the exercise of certain stock options.

SECTION 16(a) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE

     To the best of our knowledge, all Forms 3, 4 or 5 required to be filed pursuant to Section 16(a) of the Exchange Act during or with respect to the fiscal year ended December 31, 2000 were filed on a timely basis, except that Forms 4 reporting the increase in the number of shares of our common stock beneficially owned by Messrs. Friedman, Berman, Glick, Miller, Skala and Bennett as a result of the 3-for-2 stock split which became effective on November 4, 1999 were not filed until January 7, 2000; amended Forms 4 reporting the grant of options to Messrs. Glick, Miller and Skala (correcting earlier filed Forms 4 to reflect the 3-for-2 stock split) were filed on February 15, 2000; and Forms 4 reporting the changes in beneficial ownership of our common stock by Messrs. Friedman, Berman, Glick, Miller, Skala and Bennett effected by option repricing in December 2000 and, as to Mr. Friedman, two charitable gifts of 10,000 and 500 shares, respectively, in December 2000 were not filed until January 16, 2001.

                             ELECTION OF DIRECTORS
                                (PROPOSAL NO. 1)

     The persons named in the enclosed proxy will vote to elect as directors the five nominees named below, unless authority to vote for the election of any or all of the nominees is withheld by marking the proxy to that effect. All of the nominees have indicated their willingness to serve, if elected, but if any nominee should be unable to serve or for good cause will not serve, the proxies may be voted for a substitute nominee designated by management. Each director will be elected to hold office until the next annual meeting of stockholders or until his successor is elected and qualified. There are no family relationships between or among any of our executive officers or directors.

NOMINEES

     Certain information about the nominees to serve as our directors (all of whom are currently directors) is set forth below.

           NAME             AGE         POSITIONS WITH THE COMPANY         DIRECTOR SINCE
           ----             ---         --------------------------         --------------
Jack Friedman               61     Chairman and Chief Executive Officer    January 1995
Stephen G. Berman           36     Chief Operating Officer, President,     January 1995
                                   Secretary and Director
David C. Blatte             37     Director                                January 2001
Robert E. Glick             55     Director                                October 1996
Michael G. Miller           53     Director                                February 1996
Murray L. Skala             55     Director                                October 1995

     Jack Friedman has been our Chairman and Chief Executive Officer since co-founding JAKKS with Mr. Berman in January 1995. Until December 31, 1998, he was also our President. From January 1989 until January 1995, Mr. Friedman was Chief Executive Officer, President and a director of THQ Inc., a developer, publisher and distributor of interactive entertainment software ("THQ"). From 1970 to 1989, Mr. Friedman was President and Chief Operating Officer of LJN Toys, Ltd., a toy and software company. After LJN was acquired by MCA/Universal, Inc. in 1986, Mr. Friedman continued as President until his departure in late 1988.

     Stephen G. Berman has been our Chief Operating Officer and Secretary since co-founding JAKKS with Mr. Friedman in January 1995. Since January 1, 1999, he has also served as our President. From our inception until December 31, 1998, Mr. Berman was also our Executive Vice President. From October 1991 to August 1995, Mr. Berman was a Vice President and Managing Director of THQ International, Inc., a subsidiary of THQ. From 1988 to 1991, he was President and an owner of Balanced Approach, Inc., a distributor of personal fitness products and services.

     David C. Blatte has been one of our directors since January 2001. From January 1993 to May 2000, Mr. Blatte was a Senior Vice President in the specialty retail group of the investment banking division of Donaldson, Lufkin and Jenrette Securities Corporation. Since May 2000, Mr. Blatte has been a principal in Catterton Partners, a private equity fund. Mr. Blatte is a director of Case Logic, Inc., a privately-held consumer products company.

     Robert E. Glick. For more than 20 years, Mr. Glick has been an officer, director and principal stockholder in a number of privately-held companies which manufacture and market women's apparel.

     Michael G. Miller. From 1979 until May 1998, Mr. Miller was President and a director of several privately-held affiliated companies, including a list brokerage and list management consulting firm, a database management consulting firm, and a direct mail graphic and creative design firm. Mr. Miller's interests in these companies were sold in May 1998. Since 1991, he has been President of an advertising company.

     Murray L. Skala. Since 1976, Mr. Skala has been a partner of the law firm Feder, Kaszovitz, Isaacson, Weber, Skala, Bass & Rhine LLP, our general counsel. Mr. Skala is a director of Traffix, Inc., a publicly-held company in the business of telecommunications services and entertainment.

COMMITTEES OF THE BOARD OF DIRECTORS

     We have an Audit Committee, a Compensation Committee and a Stock Option Committee. The Board does not have a Nominating Committee and performs the functions of a Nominating Committee itself.

     Audit Committee. The primary functions of the Audit Committee are to select or to recommend to our Board the selection of our outside auditor; to monitor our relationships with our outside auditor and its interaction with our management in order to ensure their independence and objectivity; to review, and to assess the scope and quality of, our outside auditor's services, including the audit of our annual financial statements; to review our financial management and accounting procedures; to review our financial statements with our management and outside auditor; and to monitor management's compliance with applicable legal requirements and ethical standards. Messrs. Blatte, Glick and Miller are the current members of the Audit Committee. A copy of our Audit Committee Charter is included as Appendix A to this Proxy Statement.

     Compensation Committee. The functions of the Compensation Committee are to make recommendations to the Board regarding compensation of management employees and to administer plans and programs relating to employee benefits, incentives and compensation, other than our Third Amended and Restated 1995 Stock Option Plan (the "Option Plan"). Messrs. Friedman, Miller and Skala are the current members of the Compensation Committee.

     Stock Option Committee. The function of the Stock Option Committee is to determine the recipients of and the size of awards granted under the Option Plan. Messrs. Glick and Miller, both of whom are non-employee directors, are the current members of the Stock Option Committee.

     In 2000, our Board held ten meetings and acted by unanimous consent four times; our Stock Option Committee acted by unanimous consent twice; and our Audit Committee met once. All members of the Board and of each Committee attended their respective meetings.

EXECUTIVE OFFICERS

     Our officers are elected annually by our Board of Directors and serve at the discretion of the Board of Directors. Two of our executive officers, Jack Friedman and Stephen G. Berman, are also directors of the Company. See the section above entitled "Nominees" for biographical information about these officers.

     Mr. Joel M. Bennett, 39, joined us in September 1995 as our Chief Financial Officer and was given the additional title of Executive Vice President in May 2000. From August 1993 to September 1995, he served in several financial management capacities at Time Warner Entertainment Company, L.P., including Controller of Warner Bros. Consumer Products Worldwide Merchandising and Interactive Entertainment. From June 1991 to August 1993, he was Vice President and Chief Financial Officer of TTI Technologies, Inc., a direct-mail computer hardware and software distribution company. From 1986 to June 1991, Mr. Bennett held various financial management positions at The Walt Disney Company, including Senior Manager of Finance for its international television syndication and production division. Mr. Bennett holds a Master of Business Administration degree and is a Certified Public Accountant.

CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS

     One of our directors, Murray L. Skala, is a partner in the law firm of Feder, Kaszovitz, Isaacson, Weber, Skala, Bass & Rhine LLP, which has performed, and is expected to continue to perform, legal services for us. In 2000, we incurred approximately $975,000 for legal fees and reimbursable expenses payable to that firm.

     In April 2000, we loaned $1,500,000 to each of Jack Friedman and Stephen G. Berman. The entire principal amount of each loan is due on April 28, 2003 and, until repaid, interest thereon is payable semi-annually at the rate of 6.5% per annum. Mr. Berman's indebtedness to us under his loan is secured by a deed of trust on certain real property. In May 2000, we loaned $250,000 to Joel M. Bennett. The entire principal amount of his loan, together with interest accrued thereon at the rate of 7.0% per annum, is due on May 12, 2002, except that, if he continues to be employed by us through such date, we will forgive all of his indebtedness to us under his loan. All three loans were made to assist our executive officers in meeting certain personal financial obligations.

EXECUTIVE COMPENSATION

     The following table sets forth the compensation we paid for our fiscal years ended December 31, 1998, 1999 and 2000 to our Chief Executive Officer and to each of our other executive officers whose compensation exceeded $100,000 on an annual basis (collectively, the "Named Officers").

                           SUMMARY COMPENSATION TABLE

                                                                                      LONG-TERM AWARDS
                                                  ANNUAL COMPENSATION               --------------------
                                       ------------------------------------------   RESTRICTED
                                                                    OTHER ANNUAL      STOCK
              NAME AND                        SALARY      BONUS     COMPENSATION      AWARDS     OPTIONS
         PRINCIPAL POSITION            YEAR     ($)        ($)           ($)           ($)         (#)
         ------------------            ----   -------   ---------   -------------   ----------   -------
Jack Friedman........................  2000   771,000   1,613,401        --            --        207,254(1)
  Chairman and Chief                   1999   521,000   1,750,000        --            --        232,500
  Executive Officer                    1998   446,000     550,000        --            --        187,500
Stephen G. Berman....................  2000   746,000   1,613,401        --            --        346,024(2)
  Chief Operating Officer,             1999   496,000   1,750,000        --            --        394,500
  President and Secretary              1998   421,000     550,000        --            --        187,500
Joel M. Bennett......................  2000   225,000     140,000        --            --        211,700(3)
  Executive Vice President and         1999   155,000     130,000        --            --         42,500
  Chief Financial Officer              1998   135,000      45,000        --            --             --

---------------
(1) Includes options to purchase 182,254 shares issued in replacement of options to purchase 257,500 shares pursuant to a reset in the price of those options.

(2) Includes options to purchase 321,024 shares issued in replacement of options to purchase 419,500 shares pursuant to a reset in the price of those options.

(3) Includes options to purchase 110,874 shares issued in replacement of options to purchase 143,326 shares pursuant to a reset in the price of those options.

     The following table sets forth certain information regarding options granted to the Named Officers in 2000.

                     OPTION/SAR GRANTS IN LAST FISCAL YEAR

                               INDIVIDUAL GRANTS

                                                                                          POTENTIAL REALIZABLE VALUE
                        NUMBER OF       % OF TOTAL                                         AT ASSUMED ANNUAL RATES
                        SECURITIES     OPTIONS/SARS                                       OF STOCK APPRECIATION FOR
                        UNDERLYING      GRANTED TO        EXERCISE                               OPTION TERM
                       OPTIONS/SARS    EMPLOYEES IN    OR BASE PRICE                      --------------------------
        NAME           GRANTED (#)    FISCAL YEAR(1)     ($/SHARE)      EXPIRATION DATE      5%($)         10%($)
        ----           ------------   --------------   --------------   ---------------   -----------   ------------
Jack Friedman........     55,308            2.9%                7.875       8/11/05         148,225        336,273
                         107,991            5.6%                7.875       9/13/05         289,416        656,585
                          18,955            1.0%                7.875       6/22/06          50,799        115,246
                          25,000(2)         1.3%                15.25       6/22/06         129,650        294,250
Stephen G. Berman....    138,770            7.2%                7.875        2/8/05         371,904        843,722
                          55,308            2.9%                7.875       8/11/05         148,225        336,273
                         107,991            5.6%                7.875       9/13/05         289,416        656,585
                          18,955            1.0%                7.875       6/22/06          50,799        115,246
                          25,000(2)         1.3%                15.25       6/22/06         129,650        294,250
Joel M. Bennett......     25,698            1.3%                7.875        2/8/05          68,871        156,244
                           8,858            0.5%                7.875      12/29/05          23,739         53,857
                           3,531            0.2%                7.875        5/7/06           9,463         21,468
                          72,787            3.8%                7.875       6/22/06         195,069        442,545
                           4,826(2)         0.3%                17.00        5/7/06          27,894         63,317
                          96,000(2)         5.0%                15.25       6/22/06         497,856      1,129,920

---------------
(1) Options to purchase a total of 1,917,559 shares of our common stock were granted to our employees, including the Named Officers, during 2000, which includes options to purchase 1,202,983 shares that reprice previously granted options.

(2) Replaced pursuant to price reset.

     The following table sets forth certain information regarding options exercised and exercisable during 2000 and the value of the options held as of December 31, 2000 by the Named Officers:

              AGGREGATED OPTION/SAR EXERCISES IN LAST FISCAL YEAR
                     AND FISCAL YEAR END OPTION/SAR VALUES

                                                                NUMBER OF SECURITIES          VALUE OF UNEXERCISED
                                                               UNDERLYING UNEXERCISED             IN-THE-MONEY
                                                                    OPTIONS/SARS                  OPTIONS/SARS
                                SHARES                          AT FISCAL YEAR END(#)       AT FISCAL YEAR END($)(2)
                             ACQUIRED ON        VALUE        ---------------------------   ---------------------------
           NAME              EXERCISE(#)    REALIZED($)(1)   EXERCISABLE   UNEXERCISABLE   EXERCISABLE   UNEXERCISABLE
           ----              ------------   --------------   -----------   -------------   -----------   -------------
Jack Friedman..............         --              --         336,996        220,258        888,429        440,951
Stephen G. Berman..........         --              --         232,826        338,212        659,565        618,081
Joel M. Bennett............     29,311         394,585          25,185        105,690         58,983        132,113

---------------
(1) The difference between (x) the product of the number of exercised options and the average sale price per share of the common stock sold on the exercise dates and (y) the aggregate exercise price of such options.

(2) The difference between (x) the product of the number of unexercised options and $9.125 (the closing sale price of the common stock on December 31, 2000) and (y) the aggregate exercise price of such options.

OPTION REPRICING

     On October 30, 2000, our Board of Directors adopted a plan pursuant to which outstanding options under our Option Plan could be modified, if the holder so elects, to reset the exercise price thereof to $7.875 (the closing sale price of our common stock on that date) and to reduce the number of shares subject thereto in accordance with a prescribed formula based on the amount of the reduction of the exercise price. The Board had noted that the market price of our common stock had declined significantly since December 1999 and that this decline had impaired the value of previously granted options. Because the Board believes that options serve as an important means to reward and motivate our directors, officers, employees and consultants, the Board determined that, in order to restore the value and utility of the then outstanding options, it was appropriate to provide the holders thereof an opportunity to reduce the exercise price of their options to a price consistent with the recent public market price of our common stock. All holders of options under our Option Plan were eligible to participate in the repricing plan. The following table sets forth certain information regarding the option repricing for the Named Officers.

                         TEN-YEAR OPTION/SAR REPRICINGS

                                   NUMBER OF                                                     LENGTH OF ORIGINAL
                                   SECURITIES                                                       OPTION TERM
                                   UNDERLYING    MARKET PRICE OF   EXERCISE PRICE                   REMAINING AT
                                  OPTIONS/SARS    STOCK AT TIME      AT TIME OF        NEW       DATE OF REPRICING
                                  REPRICED OR    OF REPRICING OR    REPRICING OR     EXERCISE       OR AMENDMENT
NAME                     DATE      AMENDED(#)     AMENDMENT($)      AMENDMENT($)     PRICE($)         (YEARS)
----                   --------   ------------   ---------------   --------------   ----------   ------------------
Jack Friedman........  10/30/00      55,308          $7.875            $16.58         $7.875            4.8
                       10/30/00     107,991           7.875             21.21          7.875            4.9
                       10/30/00      18,955           7.875             15.25          7.875            5.6
Stephen G. Berman....  10/30/00     138,770           7.875             11.04          7.875            4.3
                       10/30/00      55,308           7.875             16.58          7.875            4.8
                       10/30/00     107,991           7.875             21.21          7.875            4.9
                       10/30/00      18,955           7.875             15.25          7.875            5.6
Joel M. Bennett......  10/30/00      25,698           7.875             11.04          7.875            4.3
                       10/30/00       8,858           7.875             18.88          7.875            5.2
                       10/30/00       3,531           7.875             17.00          7.875            5.5
                       10/30/00      72,787           7.875             15.25          7.875            5.6

COMPENSATION OF DIRECTORS

     Currently, each of our directors receives an annual cash stipend in the amount of $10,000. We also reimburse our directors for their reasonable expenses of attending Board or committee meetings. In addition, our Option Plan provides for each newly elected non-employee director to receive at the commencement of his term an option to purchase 37,500 shares of our common stock at their then current fair market value, and for grants to our non-employee directors on January 1 of each year of an option to purchase 9,375 shares of our common stock at their then current fair market value. Options granted to a non-employee director expire upon the termination of the director's services for cause, but may be exercised at any time during a one-year period after such person ceases to serve as a director for any other reason. Our Board has adopted an amendment to our Option Plan that would increase the automatic annual grant of options to our non-employee directors, but this amendment will not become effective unless it is approved by our stockholders. Please see Proposal 3 described below.

EMPLOYMENT AGREEMENTS

     We have entered into 10-year employment agreements with Mr. Friedman and Mr. Berman, respectively, pursuant to which Mr. Friedman serves as our Chairman and Chief Executive Officer and Mr. Berman serves as our President and Chief Operating Officer. Mr. Friedman's annual base salary in 2001 is $821,000 and Mr. Berman's is $796,000. Their annual base salaries are subject to annual increases in an amount, not less than $25,000, determined by our Board of Directors. Each of them is also entitled to receive an annual bonus equal to 4% of our pre-tax income, but not more than $2,000,000, if our pre-tax earnings are at least $2,000,000. We have also entered into an employment agreement with Joel M. Bennett pursuant to which Mr. Bennett serves as our Executive Vice President and Chief Financial Officer during a four-year term from January 1, 2000 to December 31, 2003. Mr. Bennett's annual base salary in 2001 is $247,500. His annual base salary is subject to annual increases in an amount determined by our Board of Directors. He is also entitled to receive an annual bonus equal to the product of his base salary and the percentage year-over-year increase in our pre-tax income, but not less than $75,000 nor more than his base salary. If we terminate Mr. Friedman's, Mr. Berman's or Mr. Bennett's employment other than "for cause" or if he resigns because of our material breach of the employment agreement or because we cause a material change in his employment, we are required to make a lump-sum severance payment in an amount equal to his base salary and 4% bonus during the balance of the term of the employment agreement, based on his then applicable annual base salary and 4% bonus. In the event of the termination of his employment under certain circumstances after a "Change of Control" (as defined in the employment agreement), we are required to make to him a one-time payment of an amount equal to 2.99 times his "base amount" determined in accordance with the applicable provisions of the Internal Revenue Code.

THIRD AMENDED AND RESTATED 1995 STOCK OPTION PLAN

     Our Option Plan was originally adopted and approved by the stockholders and directors in July 1998 and amended in August 1999 and June 2000. Options to purchase, in the aggregate, up to 3,275,000 shares of our common stock may be granted under the Option Plan. The Option Plan allows us to grant options that are intended to qualify as incentive stock options ("Incentive Stock Options") within the meaning of Section 422 of the Internal Revenue Code or as options that are not intended to meet the requirements of that section ("Nonstatutory Stock Options"). Under the Option Plan, Incentive Stock Options may only be granted to our employees (including officers), while Nonstatutory Stock Options may be granted to employees (including officers), non-employee directors, consultants or advisors.

     The Option Plan is administered by the Stock Option Committee, whose members are non-employee directors chosen by our Board. Apart from the automatic grants of options to our non-employee directors described above, and subject to the restrictions prescribed in the Option Plan, this committee has discretionary authority to select the persons to whom, the number of shares for which, the times and the exercise prices at which options will be granted. Options under the Option Plan are granted in consideration of services rendered by the optionee and no separate consideration is required to be paid to receive such options.

     Options granted to an employee expire immediately upon the termination of employment voluntarily by such employee or for cause. Employee options may be exercised up to one year after the termination of employment due to death or disability, or up to three months after termination for any other reason.

     Upon the occurrence of a merger, consolidation or other reorganization, or a sale of all or substantially all of the assets, of JAKKS, or a transaction giving any person the right to elect a majority of our Board, as a result of which a distribution of cash, securities or other property is to be made to our stockholders, the options held by any consultant or any person who shall have been an employee for at least one year will vest and become immediately exercisable by such holder, even if such options would not otherwise then be exercisable under any applicable vesting schedule or other condition to the exercise thereof.

     Incentive Stock Options must have an exercise price greater than or equal to the fair market value of the shares underlying the option on the date of grant (or, if granted to a holder of 10% or more of our common stock, an exercise price of at least 110% of the underlying shares' fair market value on the date of grant). The maximum exercise period of Incentive Stock Options is 10 years from the date of grant (or five years in the case of a holder of 10% or more of our common stock). The aggregate fair market value (determined at the date the option is granted) of shares with respect to which Incentive Stock Options are exercisable for the first time by the holder of the option during any calendar year may not exceed $100,000. If that amount exceeds $100,000, our Board or the Stock Option Committee may designate those shares that will be treated as Nonstatutory Stock Options.

     The Option Plan provides for the inclusion in any grant of options to one of our employees of a provision requiring the optionee, for a period of one year after the optionee's employment is terminated, not to disclose certain of our confidential information and, under certain circumstances, not to compete with us or be employed by an individual or entity that competes with us.

     As of June 8, 2001, options to purchase 560,171 shares of our common stock under the Option Plan have been exercised, and options to purchase 2,122,507 shares of our common stock under the Option Plan remain outstanding. All the shares issuable upon exercise of outstanding options granted under the Option Plan are currently registered under the Securities Act. On June 8, 2001, the closing sale price of our common stock on the Nasdaq National Market was $17.55.

     As discussed above, each of our non-employee directors currently receives automatic annual grants of options to purchase 9,375 shares of our common stock (currently, 37,500 shares for all non-employee directors). Except for these grants, the plan benefits that will be received by or allocated to participants in the Option Plan are not currently determinable.

     The following is a summary of the federal income tax treatment of incentive stock options and non-statutory stock options. The tax consequences recognized by an optionee may vary; therefore, an optionee should consult his or her tax advisor for advice concerning any specific transaction.

     Incentive Stock Options. No taxable income will be recognized by an optionee upon the grant or exercise of an Incentive Stock Option granted under the Option Plan. The difference between the exercise price and the fair market value of the stock on the date of exercise will be included in alternative minimum taxable income for purposes of the alternative minimum tax. The alternative minimum tax is imposed upon an individual's alternative minimum taxable income at rates of 26% and 28%, but only to the extent that such tax exceeds the taxpayer's regular income tax liability for the taxable year.

     Generally, if an optionee holds shares acquired upon the exercise of Incentive Stock Options until the later of (i) two years from the date of grant of the option and (ii) one year from the date of transfer of the purchased shares to him or her (the "Statutory Holding Period"), any gain recognized by the optionee on a sale of such shares will be treated as capital gain. The gain recognized upon the sale of the stock is the difference between the option price and the sale price of the stock. The net federal income tax effect on the holder of Incentive Stock Options is to defer, until the stock is sold, taxation of any increase in the stock's value from the time of grant to the time of exercise, and to treat such increase as capital gain.

     If the optionee sells the shares prior to the expiration of the Statutory Holding Period, he or she will realize taxable income on the date of early disposition at ordinary income tax rates in an amount equal to the lesser of (i) the fair market value of the shares on the date of exercise less the option price, or (ii) the amount realized on the disposition of the stock less the option price, and we will receive a corresponding business expense deduction. However, special rules may apply to options held by reporting persons under
Section 16 of the Exchange Act. The amount by which the proceeds of the sale exceeds the fair market value of the shares on the date of exercise will be treated as long-term capital gain if the shares are held for more than one year prior to the sale and as short-term capital gain if the shares are held for a shorter period. If an optionee sells the shares acquired upon exercise of an option at a price less than the option price, he or she will recognize a capital loss equal to the difference between the sale price and the option price. The loss will be long-term capital loss if the shares are held for more than one year prior to the sale and a short-term capital loss if the shares are held for a shorter period.

     Non-Statutory Stock Options. No taxable income is recognized by the optionee upon the grant of a Non-Statutory Option. The optionee must recognize as ordinary income in the year in which the option is exercised the amount by which the fair market value of the purchased shares on the date of exercise exceeds the option price. However, special rules may apply to options held by persons required to file reports under Section 16 of the Exchange Act. We will be entitled to a business expense deduction equal to the amount of ordinary income recognized by the optionee, subject to certain limitations imposed by the Internal Revenue Code. Any additional gain or any loss recognized upon the subsequent disposition of the purchased shares will be a capital gain or loss, and will be a long-term gain or loss if the shares are held for more than one year.

COMPENSATION COMMITTEE INTERLOCKS AND INSIDER PARTICIPATION

     Mr. Friedman, Mr. Miller and Mr. Skala were the three members of our Compensation Committee in 2000. Mr. Jack Friedman, our Chairman and Chief Executive Officer, is the only member of our Compensation Committee who is or formerly was an officer or employee of JAKKS or any of its subsidiaries. Our Board believes that Mr. Friedman's assessment of the performance and contribution of our other employees and his views on the appropriate manner and level of compensation for their services are essential to the Compensation Committee's ability to evaluate and make determinations with respect to compensation matters. However, Mr. Friedman does not participate in any deliberations or determinations by the Compensation Committee or our Board with respect to his own compensation.

     None of our executive officers has served as a director or member of a compensation committee (or other board committee performing equivalent functions) of any other entity, one of whose executive officers served as a director or a member of our Compensation Committee.

                         COMPENSATION COMMITTEE REPORT
                           ON EXECUTIVE COMPENSATION

OVERVIEW

     Our approach to employee compensation is grounded in our belief that our most important resource is our people. While some companies may enjoy an exclusive or limited franchise or are able to exploit unique assets, proprietary technology or other special properties or rights, we depend fundamentally on the skills, energy and dedication of our employees to drive our business. It is only through their constant efforts that we are able to innovate through the creation of new products and the continual rejuvenation of our product lines, to maintain superior operating efficiencies, and to develop and exploit marketing channels. With this in mind, we have consistently sought to employ the most talented, accomplished and energetic people available in the industry.

     One of our key management principles is to operate with a "lean and mean" executive staff. This allows for quick decision-making and efficient operation, but also stresses clearly delineated responsibilities and accountability for each area of business. We believe that we have assembled an outstanding management team and that this has been a primary factor in our success to date. Accordingly, we have determined that the paramount aim of our compensation policy should be to attract and retain the most promising people available to work for us and to motivate them so that they perform to their maximum potential.

     Our Board of Directors determines the compensation of our executive officers, except that Mr. Friedman and Mr. Berman do not participate in any deliberations or determinations with respect to their compensation. Mr. Friedman and Mr. Berman generally determine the compensation of other management employees, subject to oversight by the Board of Directors. Executive compensation is generally determined based on a subjective evaluation of the executive's efforts and achievements, our overall performance and the executive's contribution thereto. The role of our Compensation Committee in this process is to review our compensation policy for management employees, to recommend to the Board programs and policies related to employee compensation and benefits, and to administer programs and plans relating thereto, other than the Option Plan. Our Stock Option Committee is authorized to administer the Option Plan and, in particular, to determine the persons to whom, the number of shares for which, and the times and exercise prices at which options are granted.

EXECUTIVE COMPENSATION

     Our executive compensation consists of four components:

  Base Salary

     The base salaries of Mr. Friedman, Mr. Berman and Mr. Bennett are determined by our Board of Directors in accordance with their respective employment agreements. We determine the base salary of each of our other executive officers on an annual basis.

  Incentive Bonus

     Generally, we award a cash bonus to our management employees based on their personal performance in the past year and the overall performance of the Company. Mr. Friedman, Mr. Berman and Mr. Bennett are entitled to receive a formula-based bonus under their respective employment agreements, and may also receive additional discretionary bonuses.

  Stock Option Grants

     We believe that an important element of our compensation policy is to align the interests of our management employees with the long-term interests of our stockholders. The most direct way to accomplish this is by giving our executives an equity stake in our Company, which we do by granting stock options to our employees as a non-cash component of incentive compensation. Options are granted to employees by the Board of Directors or our Stock Option Committee, based on the recommendations of Mr. Friedman and Mr. Berman (except that they do not participate in determining their own option grants). To date, the exercise price of each option granted under our Option Plan was set equal to the Nasdaq closing price of our common stock on the date of grant (except where a higher exercise price was required in order for the option to qualify as an "incentive stock option" under the Internal Revenue Code when the option is granted to a 10% stockholder), and we intend to continue this practice in general. Beginning in 1999, we have provided for all options granted under our Option Plan to vest in increments of 15%, 15%, 15%, 25% and 30% over the five-year period beginning on the first anniversary of the date of grant, and to terminate six years after the date of grant. We believe that the relatively long and back-end weighted vesting period encourages a long-term commitment to the Company by the option grantee.

  Employee Benefits

     We provide customary employee benefits, such as medical and hospitalization insurance, paid vacation and a 401(k) retirement savings plan, to all our full-time employees. In addition, certain of our management employees are entitled to perquisites, such as an automobile allowance.

CHIEF EXECUTIVE OFFICER COMPENSATION

     In 2000, Mr. Friedman, our chief executive officer, earned a base salary of $771,000 and a bonus of $1,613,401, and was granted options to purchase 207,254 shares of our common stock (including 182,254 shares under the option repricing plan), and Mr. Berman, our chief operating officer, earned a base salary of $746,000 and a bonus of $1,613,401, and was granted options to purchase 346,024 shares of our common stock (including 321,024 shares under the option repricing plan). Mr. Friedman and Mr. Berman are subject to employment agreements which require us to increase their salary each year by an amount not less than $25,000 and which provide for a formula-based 4% Bonus linked to our Pre-Tax Income (as defined). The 4% Bonus accounted for their respective bonuses in 2000. In order to implement an understanding between them (and although there is no legally binding agreement that requires it) we have paid, and expect to continue to pay, substantially equal cash compensation to Mr. Friedman and Mr. Berman, the principal difference being that Mr. Friedman's base salary is fixed in an amount $25,000 higher than that of Mr. Berman.

     We believe that our success to date has been to a significant extent attributable to the personal efforts of Mr. Friedman and Mr. Berman. They founded the Company, established its business philosophy and operating structure and were the driving force behind our central theme of focusing our business on "evergreen" products. Mr. Friedman's long-term relationship with World Wrestling Federation Entertainment, Inc. was instrumental in our acquiring our successful World Wrestling Federation licenses. In his nearly four-decade-long career in the toy industry, he has established an important network of relationships that we have been able to exploit in product acquisition, production and sales. Both Mr. Berman and Mr. Friedman embody our management philosophy with a "hands on" approach in all areas of our business. In addition to their general supervisory functions, they are directly involved in license acquisition, product design and development, production, and sales and marketing, as well as our financing and acquisition efforts. Their efforts have resulted in our identifying and securing the World Wrestling Federation licenses and other desirable licenses and properties, the rapid expansion of our product lines, our achieving significant production efficiencies and the development of a loyal and growing customer base.

CONSIDERATIONS WITH RESPECT TO TAX DEDUCTIBILITY

     The deductibility of compensation payments in excess of $1,000,000 to each of our chief executive officer or four other most highly compensated executive officers is subject to certain limitations under Section 162(m) of the Internal Revenue Code. The Board of Directors and the Compensation Committee take into account the effect of the loss of deductibility of executive compensation that exceeds $1,000,000 as one factor in its consideration of the appropriate manner and level of compensation for our executives. While they seek to minimize any adverse impact of these limitations, they may not confine compensation to the $1,000,000 limit in order to maintain flexibility to award greater compensation where appropriate.

COMPENSATION COMMITTEE    STOCK OPTION COMMITTEE
----------------------    ----------------------
Jack Friedman              Robert E. Glick

Michael G. Miller          Michael G. Miller

Murray L. Skala

                               PERFORMANCE GRAPH

     The graph and table below display the relative performance of our common stock, the Russell 2000 Stock Price Index (the "Russell 2000") and a peer group index over the period from May 1, 1996 (the first day on which our common stock was publicly traded) to December 31, 2000 by comparing the cumulative total stockholder return (which assumes reinvestment of any dividends) on an assumed $100 investment in our common stock (at its initial public offering price of $4.16 2/3), the Russell 2000 and the peer group index at the market close on April 30, 1996. We constructed the peer group index by including, on a market capitalization weighted basis, the common stocks of eight companies: Acclaim Entertainment, Inc., Action Performance Companies, Inc., Empire of Carolina, Inc., Equity Marketing, Inc., The First Years, Inc., Hasbro, Inc., Mattel, Inc. and Russ Berrie and Company, Inc. We believe that these companies represent a cross-section of publicly-traded companies with product lines and businesses similar to our own throughout the comparison period. The historical performance data presented below may not be indicative of the future performance of our common stock, either reference index or any component company in either reference index.

                                                      JAKKS PACIFIC                PEER GROUP                 RUSSELL 2000
                                                      -------------                ----------                 ------------
Apr. 30, 1996                                               100                         100                         100
Dec. 31, 1996                                            127.87                      103.54                      105.25
Dec. 31, 1997                                            127.87                      136.79                      128.65
Dec. 31, 1998                                            171.82                      112.78                      125.77
Dec. 31, 1999                                            448.03                       74.65                      152.63
Dec. 31, 2000                                            218.34                       70.59                      148.16

                             AUDIT COMMITTEE REPORT

     The Audit Committee has reviewed and discussed our audited financial statements for 2000 with our management and has discussed with Pannell Kerr Forster, our independent auditor, the matters required to be discussed by Statement on Auditing Standards No. 61 (Communications with Audit Committees). The Audit Committee has received the written disclosures and the letter from Pannell Kerr Forster required by Independence Standards Board Standard No. 1 (Independence Discussions with Audit Committees), and has discussed with Pannell Kerr Forster that firm's independence. Based on this review and these discussions, the

Audit Committee recommended to the Board of Directors that the audited financial statements be included in our Annual Report on Form 10-K for 2000 for filing with the SEC.

                                          Members of the Audit Committee:

                                          David C. Blatte
                                          Robert E. Glick
                                          Michael G. Miller

                       RATIFICATION OF THE APPOINTMENT OF
                    INDEPENDENT CERTIFIED PUBLIC ACCOUNTANTS
                                (PROPOSAL NO. 2)

     Upon the recommendation of our Audit Committee, our Board of Directors has appointed the firm of Pannell Kerr Forster, Certified Public Accountants, A Professional Corporation, as the principal independent auditor of the Company for the fiscal year ending December 31, 2001, subject to ratification by the stockholders. This firm has served as our independent auditor since our inception in 1995. If the appointment of this firm is not ratified or if it declines to act or their engagement is otherwise discontinued, the Board of Directors will appoint another independent auditor. Representatives of the firm are expected to be present at the Annual Meeting, will have the opportunity to make a statement at the Annual Meeting, if they so desire, and will be available to respond to appropriate questions from stockholders.

     In 2000 the aggregate fees billed for professional services provided by Pannell Kerr Forster to us were as follows:

Audit Fees(1)                                                 $281,229
Financial Information Systems Design and Implementation
  Fees(2)...................................................  $      0
All Other Fees(3)...........................................  $124,931

---------------
(1) Audit fees relate to services rendered for the annual audit of our consolidated financial statements for 2000 and the review of the financial statements included in our quarterly reports on Form 10-Q in 2000.

(2) Financial information systems design and implementation fees relate to operating, or supervising the operation of, our information system or managing our local area network or to services rendered in connection with the design or implementation of hardware or software systems that aggregate source data underlying the financial statements or generate information that is significant to the financial statements taken as a whole.

(3) All other fees relate to advice and assistance provided to us in connection with tax compliance and various transactions.

     Our Audit Committee has considered whether the provisions of the non-audit services described above is compatible with maintaining Pannell Kerr Forster's independence and determined that such services are appropriate.

                RATIFICATION AND APPROVAL OF THE 2001 AMENDMENT
                       TO OUR THIRD AMENDED AND RESTATED
                             1995 STOCK OPTION PLAN
                                (PROPOSAL NO. 3)

     On June 8, 2001, our Board of Directors unanimously adopted an amendment to our Option Plan (the "2001 Amendment") which, if approved by our stockholders, would increase the number of shares of our common stock available under the Option Plan to 3,725,000 shares from the 3,275,000 shares currently provided for under the Option Plan and increase the number of shares subject to options granted annually to our non-employee directors from 9,375 shares to 15,000. The full text of the 2001 Amendment is presented in Appendix B. Our Board of Directors believes that the Option Plan continues to provide an important mechanism enabling the Company to attract, retain and motivate employees. Our Board of Directors has determined that it would be appropriate to increase the number of shares available for issuance upon the exercise of options granted under the Option Plan to 3,725,000 shares in order to allow for additional grants of options. In August 1999, the Option Plan was amended to reduce the number of shares subject to options automatically granted each year to our non-employee directors from 37,500 shares to 9,375 shares. Our Board has determined that a modest increase in the size of the automatic annual option grants under the Option Plan is warranted in light of the changes in the market price of our common stock over the last 18 months. The Option Plan, as amended, would provide for automatic semi-annual grants to each of our non-employee directors of options to purchase 7,500 shares of our common stock, beginning on January 1, 2002.

     The 2001 Amendment will not become effective unless it is ratified and approved by the holders of a majority of the shares of our common stock present in person or represented by proxy at the Annual Meeting.

                              BOARD RECOMMENDATION

     The Board of Directors believes that election of the Board's nominees and approval of the foregoing two proposals is in the best interests of the Company and its stockholders and recommends that the stockholders vote FOR these nominees and proposals.

                             STOCKHOLDER PROPOSALS

     We must receive a stockholder proposal (and any supporting statement) to be considered for inclusion in our proxy statement and proxy for our annual meeting in 2002 at our principal executive offices on or before February 12, 2002. Any other proposal that a stockholder intends to present at that meeting may be deemed untimely unless we have received written notice of such proposal on or before April 27, 2002. Stockholders should send proposals and notices addressed to JAKKS Pacific, Inc., 22619 Pacific Coast Highway, Malibu, California 90265,
Attention: Stephen G. Berman, Secretary.

                                 OTHER MATTERS

     We have not received any other proposal or notice of any stockholder's intention to present any proposal at our annual meeting, and we are not aware of any matter, other than those discussed above in this Proxy Statement, to be presented at the meeting. If any other matter is properly brought before the annual meeting, the persons named in the attached proxy intend to vote on such matter as directed by our Board of Directors. With respect to any proposal that is not included in the proxy statement and proxy for our annual meeting in 2002, but which is properly presented at the meeting, the persons designated by us as proxies for that meeting will vote on any such matter in their discretion if (1) we have received notice of the proposal on or before April 27, 2002 and, subject to certain exception prescribed by the SEC's rules, we have advised in our proxy statement for that meeting on the nature of the matter and how we intend to exercise our discretion to vote on such matter; or (2) we have not received notice of the proposal on or before April 27, 2002. Stockholders should send notices of such proposals addressed to JAKKS Pacific, Inc., 22619 Pacific Coast Highway, Malibu, California 90265, Attention: Stephen G. Berman, Secretary.

     We will bear all costs of solicitation of proxies. In addition to solicitations by mail, our directors, officers and regular employees, without additional remuneration, may solicit proxies by telephone, telegraph, facsimile, mail and personal interviews, and we reserve the right to compensate outside agencies for the purpose of soliciting proxies. We will request brokers, custodians and fiduciaries to forward proxy soliciting material to the owners of shares held in their names and we will reimburse them for out-of-pocket expenses incurred on our behalf.

     THE BOARD OF DIRECTORS HOPES THAT STOCKHOLDERS WILL ATTEND THE ANNUAL MEETING. WHETHER OR NOT YOU PLAN TO ATTEND, YOU ARE URGED TO COMPLETE, DATE, SIGN AND RETURN THE ENCLOSED PROXY IN THE ACCOMPANYING ENVELOPE. STOCKHOLDERS WHO ATTEND THE ANNUAL MEETING MAY VOTE THEIR SHARES PERSONALLY, EVEN THOUGH THEY HAVE SENT IN THEIR PROXIES.

                                                                      APPENDIX A

                              JAKKS PACIFIC, INC.

                            AUDIT COMMITTEE CHARTER

GENERAL

     The Audit Committee (the "Committee") of the Board of Directors (the "Board") of JAKKS Pacific, Inc. (the "Company") has the authority and responsibility to assist the Board and, where appropriate, to act on behalf of the Board in overseeing the financial and accounting functions of the Company, including financial controls and accountability, record keeping, regulatory reporting and public disclosure, and the integrity of the Company's management. The Committee also has the primary responsibility for selecting or nominating independent certified public accountants to audit the Company's annual financial statements. The Company's internal accounting staff, led by the Company's Chief Financial Officer, is directly responsible for carrying out the Company's financial and accounting functions; the Committee's role is limited to general supervision and to respond to any particular problems or issues that may arise. In particular, the Committee does not provide any expert or special assurance as to the Company's financial statements or any professional certification as to the work of its outside auditor. The Board and the Committee represent the interests of the Company's stockholders and the Company's outside auditor is therefore ultimately accountable to the Board and the Committee.

     The membership and functions of the Committee are intended to promote its independence and efficacy in effectuating the purposes stated above and, in addition, to ensure the Company's compliance with Nasdaq Marketplace Rule 4350(d) (and any successor rule) and other authoritative rules, regulations, guidelines and pronouncements relating to the Company's financial and accounting functions.

MEMBERSHIP

     1. The Committee shall consist of no fewer than three (3) directors.

     2. Each member of the Committee must be an "independent director" within the meaning of Nasdaq Marketplace Rule 4200(a)(14). In particular, the Board shall determine that no member of the Committee has any relationship which, in its opinion, would interfere with the exercise of independent judgment in carrying out the responsibilities of a director or a member of the Committee. Notwithstanding the foregoing, one director who is not an independent director may serve on the Committee if such director is not a current employee or an immediate family member of a current employee of the Company (or a subsidiary thereof), and if the Board, under exceptional and limited circumstances, determines that his membership on the Committee is required by the best interests of the Company and its stockholders and the Board discloses in the next annual proxy statement subsequent to such determination the nature of the relationship by which such director fails to be an independent director and the reasons for its determination.

     3. Each member of the Committee must be able to read and understand fundamental financial statements, including balance sheet, income statement and cash flow statement, or become able to do so within a reasonable period of time after appointment to the Committee.

     4. At least one member of the Committee must have past employment experience in finance or accounting, requisite professional certification in accounting or any other comparable experience or background which results in financial sophistication, including being or having been a chief executive officer, chief financial officer or other senior officer with financial oversight responsibilities.

     5. The Board may designate one of the members of the Committee to be its chairman; if the Board does not do so, the Committee may designate one of its members to be its chairman.

POWERS

     Subject to action by the Board, the Committee may exercise all of the power and authority of the Board in order to fulfill its mandate. For these purposes, the Committee shall have full access to all the records and facilities of the Company; have the power to engage outside counsel, auditors or other experts; and shall confer with the Company's management and other personnel.

FUNCTIONS

     The Committee shall perform the following specific functions:

     1. The Committee shall select the Company's outside auditor, or recommend an outside auditor for selection by the Board, and shall evaluate and, where appropriate, replace the outside auditor.

     2. The Committee shall review (a) the Company's audited annual financial statements, which are to be included in the Company's annual report on Form 10-K (and in its annual report to its stockholders), prior to their inclusion therein, and (b) the Company's interim financial statements, which are to be included in the Company's quarterly reports on Form 10-Q, prior to their inclusion therein, and confer with the Company's management, including its Chief Financial Officer, and the Company's outside auditor with respect thereto. In particular, the Committee shall review and consider with the Company's outside auditor the matters referred to in Statement of Auditing Standards No. 61. The Company's audited annual financial statements shall be included in the Company's annual report on Form 10-K (and in its annual report to stockholders) only if the Committee recommends the inclusion thereof therein to the Board.

     3. The Committee shall periodically review the Company's financial management and accounting systems and procedures and consult with the Company's management and internal accounting staff and its outside auditor in order to ascertain the quality and adequacy of the Company's internal accounting controls.

     4. The Committee shall require the Company's outside auditor to provide to it a formal written statement delineating all relationships between such auditor and the Company, consistent with Independence Standards Board Standard No. 1. The Committee shall discuss with such auditor any relationships or services so disclosed that may impact the objectivity and independence of such auditor. The Committee shall take, or recommend that the entire Board take, appropriate action to oversee the independence of the outside auditor.

     5. The Committee shall monitor the Company's management's compliance with legal requirements and ethical standards applicable to their conduct at the Company. For this purpose, the Committee may approve and adopt appropriate rules or policies for the Company and its personnel, including without limitation with respect to conflicts of interest and the use of corporate assets, or recommend such rules or policies for approval and adoption by the Board. The Committee shall review and investigate any actions or matters pertaining to the integrity of the Company's management and their compliance with such legal requirements and ethical standards, and, if appropriate, recommend remedial action to be taken by the Board.

     6. The Committee shall review and assess the adequacy of this charter on an annual basis.

     7. The Committee shall prepare and submit an Audit Committee Report containing the information required by Item 306 of Regulation S-K under the Securities Exchange Act of 1934.

                                                                      APPENDIX B

                  2001 AMENDMENT TO THIRD AMENDED AND RESTATED
                 1995 STOCK OPTION PLAN OF JAKKS PACIFIC, INC.

     The Third Amended and Restated 1995 Stock Option Plan (as heretofore amended) is hereby further amended as follows:

     1. Capitalized terms are used herein as defined in the Third Amended and Restated 1995 Stock Option Plan of JAKKS Pacific, Inc.

     2. Section 3 of the Third Amended Plan is amended by replacing the second sentence thereof with the following:

     The maximum number of shares of Common Stock which may be issued pursuant to Options granted under the Third Amended Plan shall not exceed Three Million Seven Hundred Twenty Five Thousand (3,725,000) shares, subject to adjustment in accordance with the provisions of Section 13 hereof.

     3. Section 6 of the Third Amended Plan is amended by replacing "25,000" with "37,500" in paragraph (a) thereof, and amending paragraph (b) thereof to read in its entirety as follows:

     Each Director of the Company, who is not an employee of the Company, on January 1 and July 1 of each calendar year shall automatically be granted on each such date, without any further action by the Board or the Committee, an option to purchase 7,500 shares of Common Stock.

     4. This 2001 Amendment to the Third Amended Plan was adopted by the Board on June 8, 2001, but shall become effective only if and as of the date on which it is ratified and approved by the Company's stockholders in accordance with
Section 16 thereof.

                                                                      APPENDIX C

     FILED HEREWITH PURSUANT TO INSTRUCTION 3 TO PARAGRAPH (B)(2) OF ITEM 10 OF
SCHEDULE 14A UNDER THE SECURITIES EXCHANGE ACT OF 1934, NOT TO BE INCLUDED IN THE PROXY STATEMENT TO BE FURNISHED TO SECURITYHOLDERS.

                              JAKKS PACIFIC, INC.

                           THIRD AMENDED AND RESTATED
                             1995 STOCK OPTION PLAN

     1. Purpose of the Plan. The JAKKS Pacific, Inc. Third Amended and Restated 1995 Stock Option Plan (the "Third Amended Plan") is intended to advance the interests of JAKKS Pacific, Inc. (the "Company") by inducing persons of outstanding ability and potential to join and remain with the Company, by encouraging and enabling employees to acquire proprietary interests in the Company, and by providing the participating employees with an additional incentive to promote the success of the Company. This is accomplished by providing for the granting of "Options" (which term as used herein includes both "Incentive Stock Options" and "Nonstatutory Stock Options," as later defined), to qualified employees. In addition, the Third Amended Plan also provides for the granting of "Nonstatutory Stock Options" to all Directors who are not employees of the Company, as consideration for their services and for attending meetings of the Board of Directors, and also provides for the granting of "Nonstatutory Stock Options" to consultants and advisors who provide services to the Company.

     2. Administration. The Third Amended Plan shall be administered by the Board of Directors (the "Board"), or by a committee (the "Committee") consisting of at least two (2) Directors chosen by the Board, each of whom is a "Non-Employee Director," as such term is defined in Rule 16b-3 promulgated under the Securities Exchange Act of 1934, as amended (the "Exchange Act"). Except as herein specifically provided, the interpretation and construction by the Board or Committee of any provision of the Third Amended Plan or of any Option granted under it shall be final and conclusive. The receipt of Options by Directors, or any members of the Committee, shall not preclude their vote on any matters in connection with the administration or interpretation of the Third Amended Plan, except as otherwise provided by law.

     3. Shares Subject to the Third Amended Plan. The stock subject to grant under the Third Amended Plan shall be shares of the Company's common stock, $.001 par value (the "Common Stock"), whether authorized but unissued or held in the Company's treasury or shares purchased from stockholders expressly for use under the Third Amended Plan. The maximum number of shares of Common Stock which may be issued pursuant to Options granted under the Third Amended Plan shall not exceed One Million Two Hundred Fifty Thousand (1,250,000) shares, subject to adjustment in accordance with the provisions of Section 13 hereof. The Company shall at all times while the Third Amended Plan is in force reserve such number of shares of Common Stock as will be sufficient to satisfy the requirements of all outstanding Options granted under the Third Amended Plan. In the event any Option granted under the Third Amended Plan shall expire or terminate for any reason without having been exercised in full or shall cease for any reason to be exercisable in whole or in part, the unpurchased shares subject thereto shall again be available for Options under this Third Amended Plan.

     4. Stock Option Agreement. Each Option granted under the Third Amended Plan shall be authorized by the Board or Committee and shall be evidenced by a Certificate of Stock Option Agreement which shall be executed by the Company and by the person to whom such Option is granted or such other document which evidences the grant of the Option. The Certificate of Stock Option Agreement shall specify the number of shares of Common Stock as to which any Option is granted, the period during which the Option is exercisable and the option price per share thereof.

     5. Discretionary Grant Participation. The class of persons which shall be eligible to receive discretionary grants of Options under the Third Amended Plan shall be all qualified employees (including officers) of either the Company or any subsidiary corporation of the Company and consultants and advisors who provide services to the Company or any subsidiary of the Company, other than in connection with the offer or sale of securities in a capital raising transaction. Employees shall be entitled to receive (i) Incentive Stock Options, as described in Section 7 hereafter and
(ii) Nonstatutory Stock Options, as described in Section 8 hereafter. Consultants and advisors shall be entitled only to receive Nonstatutory Stock Options. The Board or Committee, in its discretion, but subject to the provisions of the Third Amended Plan, shall determine the employees, consultants or advisors to whom Options shall be granted and the number of shares to be covered by each Option taking into account the nature of the employment or services rendered by the individuals being considered, their annual compensation, their present and potential contributions to the success of the Company and such other factors as the Board or Committee may deem relevant.

     6. Participation of Directors Who Are Not Employees of the Company.

          (a) On the date any person who is not an employee of the Company first becomes a Director, such person shall automatically be granted, without further action by the Board or Committee, an option to purchase 25,000 shares of the Company's Common Stock.

          (b) On the first day of each calendar quarter during the term of the Third Amended Plan, Directors of the Company who are not employees of the Company then serving in such capacity, shall each be granted an Option to purchase 6,250 shares of the Company's Common Stock.

          (c) The option price of the shares subject to the Options set forth in Sections 6(a) and 6(b) hereof shall be the fair market value (as defined in Section 7(f) hereafter) of the Company's Common Stock on the date such Options are granted. All of such Options shall be Nonstatutory Stock Options, as described in Section 8 hereafter. The Options granted pursuant to this Section 6 shall vest entirely on the date they are granted and shall be exercisable for a period of ten (10) years.

          (d) Directors who are not employees of the Company include attorneys, accountants, consultants and advisors of the Company who, in addition to providing services in such capacity, serve as Directors of the Company.

     7. Incentive Stock Options. The Board or Committee may grant Options under the Third Amended Plan which are intended to meet the requirements of Section 422 of the Internal Revenue Code of 1986 (the "Code") (such an Option referred to herein as an "Incentive Stock Option"), and which are subject to the following terms and conditions and any other terms and conditions as may at any time be required by Section 422 of the Code:

          (a) No Incentive Stock Option shall be granted to individuals other than qualified employees of the Company or of a subsidiary corporation of the Company.

          (b) Each Incentive Stock Option under the Third Amended Plan must be granted prior to December 1, 2005, which is within ten (10) years from the date the Company's original 1995 Stock Option Plan (the "Plan") was adopted by the Board of Directors and shareholders of the Company.

          (c) The option price of the shares subject to any Incentive Stock Option shall not be less than the fair market value of the Common Stock at the time such Incentive Stock Option is granted; provided, however, if an Incentive Stock Option is granted to an individual who owns, at the time the Incentive Stock Option is granted, more than ten percent (10%) of the total combined voting power of all classes of stock of the Company or of a subsidiary corporation of the Company, the option price of the shares subject to the Incentive Stock Option shall be at least one hundred ten percent (110%) of the fair market value of the Common Stock at the time the Incentive Stock Option is granted.

          (d) No Incentive Stock Option granted under the Third Amended Plan shall be exercisable after the expiration of ten (10) years from the date of its grant. However, if an Incentive Stock Option is granted to an individual who owns, at the time the Incentive Stock Option is granted, more than ten percent (10%) of the total combined voting power of all classes of stock of the Company or of a subsidiary corporation, of the Company, such Incentive Stock Option shall not be exercisable after the expiration of five (5) years from the date of its grant. Every Incentive Stock Option granted under the Third Amended Plan shall be subject to earlier termination as expressly provided in Section 11 hereof.

          (e) For purposes of determining stock ownership under this Section 7, the attribution rules of Section 425(d) of the Code shall apply.

          (f) For purposes of the Third Amended Plan, fair market value shall be determined by the Board or Committee and, if the Common Stock is listed on a national securities exchange or traded on the Over-the-Counter market, the fair market value shall be the closing price of the Common Stock on such exchange, or on the Over-the-Counter market as reported by the National Quotation Bureau, Incorporated, as the case may be, on the day on which the Option is granted or on the day on which a determination of fair market value is required under the Third Amended Plan, or, if there is no trading or closing price on that day, the closing price on the most recent day preceding the day for which such prices are available.

     8. Nonstatutory Stock Options. The Board or Committee may grant Options under the Third Amended Plan which are not intended to meet the requirements of
Section 422 of the Code, as well as Options which are intended to meet the requirements of Section 422 of the Code, but the terms of which provide that they will not be treated as Incentive Stock Options (referred to herein as a "Nonstatutory Stock Option"). Nonstatutory Stock Options which are not intended to meet these requirements shall be subject to the following terms and conditions:

          (a) A Nonstatutory Stock Option may be granted to any person eligible to receive an Option under the Third Amended Plan pursuant to Section 5 hereof.

          (b) Persons eligible to receive Nonstatutory Stock Options pursuant to
     Section 6 hereof are granted Options automatically under the Third Amended Plan, without any determination by the Board or Committee.

          (c) Subject to the price provisions of Section 6 hereof, the option price of the shares subject to a Nonstatutory Stock Option shall be determined by the Board or Committee, in its absolute discretion, at the time of the grant of the Nonstatutory Stock Option.

          (d) Subject to the provisions of Section 6 hereof, a Nonstatutory Stock Option granted under the Third Amended Plan may be of such duration as shall be determined by the Board or Committee (not to exceed 10 years), and shall be subject to earlier termination as expressly provided in
     Section 11 hereof.

     9. Rights of Option Holders. The holder of any Option granted under the Third Amended Plan shall have none of the rights of a stockholder with respect to the shares covered by his Option until such shares shall be issued to him upon the exercise of his Option.

     10. Transferability. No Option granted under the Third Amended Plan shall be transferable by the individual to whom it was granted otherwise than by will or the laws of decent and distribution, or pursuant to a domestic relations order as defined by the Code or Title I of the Employee Retirement Income Securities Act, or the rules thereunder and, during the lifetime of such individual, shall not be exercisable by any other person, but only by him.

     11. Termination of Employment; Death; Restrictive Covenants.

          (a) If the employment of an employee by the Company or any subsidiary of the Company shall be terminated voluntarily by the employee or for cause, then his Options shall expire forthwith. Except as provided in subsections (b) and (c) of this Section 11, if such employment or services shall terminate for any other reason, then such Options may be exercised at any time within three (3) months after such termination, subject to the provisions of subparagraph (f) of this Section 11. For purposes of the Third Amended Plan, the retirement of an individual either pursuant to a pension or retirement plan adopted by the Company or at the normal retirement date prescribed from time to time by the Company shall be deemed to be termination of such individual's employment other than voluntarily or for cause. For purposes of this subparagraph, an employee who leaves the employ of the Company to become an employee of a subsidiary corporation of the Company or a corporation (or subsidiary or parent corporation of the corporation) which has assumed the Option of the Company as a result of a corporate reorganization, shall not be considered to have terminated his employment.

          (b) If the holder of any Options under the Third Amended Plan dies (i) while employed by the Company or a subsidiary of the Company, or (ii) within three (3) months after the termination of his employment or services other than voluntarily by the employee or for cause, then such Options may, subject to the provisions of subparagraph (f) of this Section 11, be exercised by the estate of the employee or by a person who acquired the right to exercise such Options by bequest or inheritance or by reason of the death of such employee at any time within one (1) year after such death.

          (c) If the holder of any Options under the Third Amended Plan ceases employment because of permanent and total disability (within the meaning of Section 22(e)(3) of the Code) while employed by the Company or a subsidiary of the Company, then such Options may, subject to the provision of subparagraph (f) of this Section 11, be exercised at any time within one
     (1) year after his termination of employment due to this disability.

          (d) If the services of a Director who is not an employee of the Company shall be terminated by the Company for cause, then his Options shall expire forthwith. If such services shall terminate for any other reason (including the death or disability of such Director), he shall resign as a director of the Company or his term shall expire, then such Options may be exercised at any time within one (1) year after such termination, subject to the provisions of subparagraph (f) of this Section
     11. In the event of the death of a Director who is not an employee of the Company, his Options may be exercised by his estate or by a person who acquired the right to exercise such Options by bequest or inheritance or by reason of the death of such Director at any time within one (1) year after such death.

          (e) Upon the death of any consultant or advisor to the Company or any of its subsidiaries, who is granted any Options hereunder, such Options may, subject to the provisions of subparagraph (f) of this Section 11, be exercised by the estate of such person or by a person who acquired the right to exercise such Options by bequest or inheritance or by reason of the death of such person at any time within one (1) year after such death.

          (f) An Option may not be exercised pursuant to this Section 11 except to the extent that the holder was entitled to exercise the Option at the time of termination of employment, termination of Directorship, or death, and in any event may not be exercised after the expiration of the Option.

          (g) For purposes of this Section 11, the employment relationship of an employee of the Company or of a subsidiary corporation of the Company will be treated as continuing intact while he is on military or sick leave or other bona fide leave of absence (such as temporary employment by the Government) if such leave does not exceed ninety (90) days, or, if longer, so long as his right to reemployment is guaranteed either by status or by contract.

          (h) Restrictive Covenants. In consideration of the Options granted pursuant to this Third Amended Plan and to induce the Company to grant such Options, all option agreements entered into as a result of Options granted hereunder shall require each optionee to agree as follows:

             (i) Definitions. As used in this Section 11(h), the following terms shall have the meanings ascribed to them in this subsection:

                "Business" shall mean the business of designing, developing, marketing, selling and/or distributing children's toys and games.

                "Competitive Company" shall mean any person, corporation, association, joint venture, partnership, or other business entity that engages in any part of the Business in competition with the Company.

                "Restrictive Period" shall mean a period of one year following the optionee's voluntary termination of his employment with the Company or the termination of his employment with the Company for cause; provided, however, that the Restrictive Period shall be extended for an additional period equal to any period during which the optionee is in violation of any of the provisions of Section 11(h)(iv), below.

                "Territory" shall mean the United States.

             (ii) Acknowledgements. The optionee will acknowledge that by reason of his position with the Company he is and will be acquainted with confidential and privileged information relating to customer files and special customer information, vendor sources and information, licenses, product lines, intellectual property (including, but not limited to, patents, trademarks and copyrights), financings, mergers, acquisitions, selective personnel information and confidential processes, designs, ideas, plans, devices and materials, and other similar matters treated by the Company as confidential (the "Confidential Information") and that use of the Confidential Information might seriously damage the Company in the operation of its Business.

             (iii) Nondisclosure. The optionee will agree not to divulge, furnish, or make accessible to any third person, company or other organization or entity (other than in the regular course of the Company's Business) any Confidential Information, without the prior written consent of the Company; provided, however, that such covenant will not apply to any Confidential Information that was known by the optionee prior to the Company's disclosure thereof to such optionee, that is or becomes through no fault of the optionee generally available to the public, or that is independently developed and supplied to the optionee by a source other than the Company.

             (iv) Covenant Not to Compete. The Optionee will agree that during the continuation of his employment with the Company and during the Restrictive Period if his employment with the Company is terminated by him voluntarily or by the Company for cause, the optionee will not, directly or indirectly, within the Territory:

                (1) own, manage, operate, control, be employed by, render advisory services to, support or assist (by loans or otherwise), participate in or be connected in the management or control of any Competitive Company, unless his affiliation with such Competitive Company is not related in any way, directly or indirectly to the sale or marketing of products or the provision of services that are of the same kind or a like nature as those products sold or services provided by the Company at the time the optionee's employment terminates; or

                (2) solicit or attempt in any manner to persuade or influence any present or future customer of the Company to divert its business from the Company to any Competitive Company.

             (v) Enforcement. The optionee will agree that in the event of any breach or threatened breach by the optionee of the foregoing covenants, the Company, in addition to any other rights and remedies it may have, will be entitled to an injunction restraining such breach or threatened breach, the optionee agreeing to stipulate that a breach by the optionee would cause irreparable damage to the Company and that its remedies at law would be inadequate. The optionee will further agree that the existence of any claim or cause of action on the part of the optionee against the Company shall not constitute a defense to the enforcement of these provisions and that the terms of the foregoing covenants, including without limitation the Restrictive Period and the Territory, are reasonable in all respects and necessary for the protection of the Company. If any court of competent jurisdiction will finally adjudicate that any of the covenants are too broad as to area, activity or time covered, the optionee will agree that such area, activity or time covered may be reduced to whatever extent such court deems reasonable and the covenants and the remedy of injunctive relief may be enforced as to such reduced area, activity or time.

     12. Exercise of Options.

          (a) Unless otherwise provided in the Certificate of Stock Option Agreement, any Option granted under the Third Amended Plan shall be exercisable in whole at any time, or in part from time to time, prior to expiration. The Board or Committee, in its absolute discretion, may provide in any Certificate of Stock Option Agreement that the exercise of any Option granted under the Third Amended Plan shall be subject (i) to such condition or conditions as it may impose, including but not limited to, a condition that the holder thereof remain in the employ or service of the Company or a subsidiary corporation of the

     Company for such period or periods of time from the date of grant of the Option, as the Board or Committee, in its absolute discretion, shall determine; and (ii) to such limitations as it may impose, including, but not limited to, a limitation that the aggregate fair market value of the Common Stock with respect to which Incentive Stock Options are exercisable for the first time by any employee during any calendar year (under all plans of the Company and its parent and subsidiary corporations) shall not exceed One Hundred Thousand Dollars ($100,000). In addition, in the event that under any Certificate of Stock Option Agreement the aggregate fair market value of the Common Stock with respect to which Incentive Stock Options are exercisable for the first time by any employee during any calendar year (under all plans of the Company and its parent and subsidiary corporations) exceeds One Hundred Thousand Dollars ($100,000), the Board or Committee may, when shares are transferred upon exercise of such Options, designate those shares which shall be treated as transferred upon exercise of an Incentive Stock Option and those shares which shall be treated as transferred upon exercise of a Nonstatutory Stock Option.

          (b) An Option granted under the Third Amended Plan shall be exercised by the delivery by the holder thereof to the Company at its principal office (attention of the Secretary) of written notice of the number of shares with respect to which the Option is being exercised. Such notice shall be accompanied by payment of the full option price of such shares, and payment of such option price shall be made by the holder's delivery of his check payable to the order of the Company; provided, however, that notwithstanding the foregoing provisions of this Section 12 or any other terms, provisions or conditions of the Third Amended Plan, at the written request of the optionee and upon approval by the Board of Directors or the Committee, shares acquired pursuant to the exercise of any Option may be paid for in full at the time of exercise by the surrender of shares of Common Stock of the Company held by or for the account of the optionee at the time of exercise to the extent permitted by subsection (c)(5) of
     Section 422 of the Code and, with respect to any person who is subject to the reporting requirements of Section 16(a) of the Exchange Act, to the extent permitted by Section 16(b) of the Exchange Act and the Rules of the Securities and Exchange Commission, without liability to the Company. In such case, the fair market value of the surrendered shares shall be determined by the Board or Committee as of the date of exercise in the same manner as such value is determined upon the grant of an Incentive Stock Option.

     13. Adjustment Upon Change in Capitalization.

          (a) In the event that the outstanding Common Stock is hereafter changed by reason of reorganization, merger, consolidation, recapitalization, reclassification, stock split-up, combination of shares, stock dividends or the like, an appropriate adjustment shall be made by the Committee in the aggregate number of shares available under the Third Amended Plan and in the number of shares and option price per share subject to outstanding Options. If the Company shall be reorganized, consolidated or merged with another corporation, or if all or substantially all of the assets of the Company shall be sold or exchanged, the holder of an Option shall, at the time of issuance of the stock under such a corporate event, be entitled to receive upon the exercise of his Option the same number and kind of shares of stock or the same amount of property, cash or securities as he would have been entitled to receive upon the happening of such corporate event as if he had been, immediately prior to such event, the holder of the number of shares covered by his Option; provided, however, that in such event the Board or Committee shall have the discretionary power to take any action necessary or appropriate to prevent any Incentive Stock Option granted hereunder from being disqualified as an "incentive stock option" under the then existing provisions of the Code or any law amendatory thereof or supplemental thereto.

          (b) Any adjustment in the number of shares shall apply proportionately to only the unexercised portion of the Option granted hereunder. If fractions of a share would result from any such adjustment, the adjustment shall be revised to the next lower whole number of shares.

     14. Further Conditions of Exercise.

          (a) Unless prior to the exercise of the Option the shares issuable upon such exercise have been registered with the Securities and Exchange Commission pursuant to the Securities Act of 1933, as amended (the "Securities Act"), the notice of exercise shall be accompanied by a representation or agreement of the individual exercising the Option to the Company to the effect that such shares are being acquired for investment and not with a view to the resale or distribution thereof or such other documentation as may be required by the Company unless in the opinion of counsel to the Company such representation, agreement or documentation is not necessary to comply with the Securities Act.

          (b) The Company shall not be obligated to deliver any Common Stock until it has been listed on each securities exchange on which the Common Stock may then be listed or until there has been qualification under or compliance with such state or federal laws, rules or regulations as the Company may deem applicable. The Company shall use reasonable efforts to obtain such listing, qualification and compliance.

     15. Effectiveness of the Plan. The Plan was originally adopted by the Board of Directors on December 1, 1995. The Plan was approved by the affirmative vote of a majority of the outstanding shares of capital stock of the Company by written consent dated December 1, 1995. The Third Amended Plan was approved by the Board of Directors on May 19, 1998 and adopted by the stockholders of the Company on July 29, 1998.

     16. Termination, Modification and Amendment.

          (a) The Third Amended Plan (but not Options previously granted under the Third Amended Plan) shall terminate on December 1, 2005, which is within ten (10) years from the date of the adoption of the Plan by the Board of Directors, or sooner as hereinafter provided, and no Option shall be granted after termination of the Third Amended Plan.

          (b) The Third Amended Plan may from time to time be terminated, modified or amended by the affirmative vote of the holders of a majority of the outstanding shares of capital stock of the Company present in person or by proxy at a meeting of stockholders of the Company convened for such purpose.

          (c) The Board of Directors may at any time, on or before the termination date referred to in Section 16(a) hereof, terminate the Third Amended Plan, or from time to time make such modifications or amendments to the Third Amended Plan as it may deem advisable; provided, however, that the Board of Directors shall not, without approval by the affirmative vote of the holders of a majority of the outstanding shares of capital stock of the Company present in person or by proxy at a meeting of stockholders of the Company convened for such purpose, increase (except as provided by Section 13 hereof) the maximum number of shares as to which Incentive Stock Options may be granted, or change the designation of the employees or class of employees eligible to receive Options or make any other change which would prevent any Incentive Stock Option granted hereunder which is intended to be an "incentive stock option" from disqualifying as such under the then existing provisions of the Code or any law amendatory thereof or supplemental thereto.

          (d) No termination, modification or amendment of the Third Amended Plan, may without the consent of the individual to whom an Option shall have been previously granted, adversely affect the rights conferred by such Option.

     17. Not a Contract of Employment. Nothing contained in the Third Amended Plan or in any Certificate of Stock Option Agreement executed pursuant hereto shall be deemed to confer upon any individual to whom an Option is or may be granted hereunder any right to remain in the employ or service of the Company or a subsidiary corporation of the Company.

     18. Use of Proceeds. The proceeds from the sale of shares pursuant to Options granted under the Third Amended Plan shall constitute general funds of the Company.

     19. Indemnification of Board of Directors or Committee. In addition to such other rights of indemnification as they may have, the members of the Board of Directors or the Committee, as the case may be, shall be indemnified by the Company to the extent permitted under applicable law against all costs and expenses reasonably incurred by them in connection with any action, suit or proceeding to which they or any of them may be a party by reason of any action taken or failure to act under or in connection with the Third Amended Plan or any rights granted thereunder and against all amounts paid by them in settlement thereof or paid by them in satisfaction of a judgment of any such action, suit or proceeding, except a judgment based upon a finding of bad faith. Upon the institution of any such action, suit or proceeding, the member or members of the Board of Directors or the Committee, as the case may be, shall notify the Company in writing, giving the Company an opportunity at its own cost to defend the same before such member or members undertake to defend the same on their own behalf.

     20. Definitions. For purposes of the Third Amended Plan, the terms "parent corporation" and "subsidiary corporation" shall have the same meanings as set forth in Sections 425(e) and 425(f) of the Code, respectively, and the masculine shall include the feminine and the neuter as the context requires.

     21. Governing Law. The Third Amended Plan shall be governed by, and all questions arising hereunder shall be determined in accordance with, the law of the State of Delaware.

                  1999 AMENDMENT TO THIRD AMENDED AND RESTATED
                 1995 STOCK OPTION PLAN OF JAKKS PACIFIC, INC.

     The Third Amended and Restated 1995 Stock Option Plan is hereby amended as follows:

     1. Capitalized terms are used herein as defined in the Third Amended and Restated 1995 Stock Option Plan of JAKKS Pacific, Inc.

     2. Section 3 of the Third Amended Plan is amended by replacing the second sentence thereof with the following:

     The maximum number of shares of Common Stock which may be issued pursuant to Options granted under the Third Amended Plan shall not exceed One Million Seven Hundred Fifty Thousand (1,750,000) shares, subject to adjustment in accordance with the provisions of Section 13 hereof.

     3. Section 6 of the Third Amended Plan is amended by replacing paragraph
(b) thereof with the following:

     (b) Each Director of the Company on January 1 of each calendar year who is not an employee of the Company shall automatically be granted as of such date, without any further action by the Board or Committee, an Option to purchase 6,250 shares of Common Stock.

     4. Section 13 of the Third Amended Plan is amended by replacing paragraph
(a) thereof with the following:

     (a) If any merger, consolidation or other reorganization of the Company, split-up or combination of shares, dividend payable in shares, recapitalization, reclassification or other capital transaction requires or results in any change in the outstanding Common Stock, the Board or Committee shall make an appropriate adjustment in the aggregate number of shares available under the Third Amended Plan and in the number of shares and option price per share subject to outstanding Options. If there shall occur any merger, consolidation or other reorganization of the Company, or any sale of all or substantially all of the assets of the Company, or any transaction in which any person (including a "group" within the meaning of Section 13(d)(3) of the Securities Exchange Act of 1934) acquires the right to elect a majority of the Board, and in any such case the Company's stockholders shall become, as a result of such transaction, entitled to receive any cash, securities of the Company or any other issuer, or any other property, each optionee who is a consultant to the Company or who, on the date on which such distribution of cash, securities or other property is to be made to the Company's stockholders, shall have been employed by the Company for a period (including any vacation or leave of absence or other interruption of employment approved or permitted by the Company) of at least one year shall likewise become entitled to receive on such date the same cash, securities or other property as the Company's stockholders are so entitled to receive in respect of all the shares subject to the Option, whether or not then vested in respect of all such shares, then held by such optionee, upon the exercise of such Option and the payment of the option price per share thereof (or, if provided in the applicable Certificate of Stock Option Agreement or agreements governing the terms of such transaction or otherwise permitted by action of the Board or Committee, by deduction of such option price from the cash, securities or other property to be paid or delivered to such optionee). Notwithstanding the foregoing, in any such event, the Board or Committee shall have the power to take any action necessary or appropriate to prevent any Incentive Stock Option theretofore granted hereunder from being disqualified as an "incentive stock option" under the Code, as then in effect.

     5. This 1999 Amendment to the Third Amended Plan was adopted by the Board on June 17, 1999, but shall become effective only if and as of the date on which it is ratified and approved by the Company's stockholders in accordance with
Section 16 thereof.


                  2000 AMENDMENT TO THIRD AMENDED AND RESTATED
                 1995 STOCK OPTION PLAN OF JAKKS PACIFIC, INC.

     The Third Amended and Restated 1995 Stock Option Plan is hereby amended as follows:

     1. Capitalized terms are used herein as defined in the Third Amended and Restated 1995 Stock Option Plan of JAKKS Pacific, Inc.

     2. Section 3 of the Third Amended Plan is amended by replacing the second sentence thereof with the following:

     The maximum number of shares of Common Stock which may be issued pursuant to Options granted under the Third Amended Plan shall not exceed Three Million Two Hundred Seventy Five Thousand (3,275,000) shares, subject to adjustment in accordance with the provisions of Section 13 hereof.

     3. This 2000 Amendment to the Third Amended Plan was adopted by the Board on May 11, 2000, but shall become effective only if and as of the date on which it is ratified and approved by the Company's stockholders in accordance with
Section 16 thereof.

                              JAKKS PACIFIC, INC.

       PROXY FOR ANNUAL MEETING OF STOCKHOLDERS TO BE HELD JULY 12, 2001

    Know all men by these presents, that the undersigned hereby constitutes and appoints Jack Friedman and Stephen G. Berman, and each of them, the true and lawful attorneys, agents and proxies of the undersigned, with full power of substitution, to represent and vote all of the shares of the common stock of JAKKS Pacific, Inc. standing in the name of the undersigned at the close of business on May 17, 2001, at the Annual Meeting of Stockholders of the Company to be held on July 12, 2001 at the Sherwood Country Club, 320 West Stafford Road, Thousand Oaks, California 91361, beginning at 9:00 a.m. local time, and at any and all adjournments thereof, with all the rights and powers that the undersigned would possess if personally present, and especially (but without limiting the general authorization and power hereby given) to vote as follows.

       THIS PROXY IS SOLICITED BY THE BOARD OF DIRECTORS OF THE COMPANY.

[X] PLEASE MARK YOUR VOTES AS IN THIS EXAMPLE

1. Election of Directors         [ ] FOR      [ ] AGAINST

  Nominees are: Jack Friedman, Stephen G. Berman, David C. Blatte, Robert E.
   Glick, Michael G. Miller and Murray L. Skala

(Instruction: To withhold authority to vote for any individual nominee, write that nominee's name in the space provided below.)

--------------------------------------------------------------------------------

               (Continued and to be signed on the reverse side.)

2. Ratification of appointment of Pannel Kerr Forster, Certified Public Accountants, A Professional Corporation, as the Company's auditor.
             [ ] FOR            [ ] AGAINST            [ ] ABSTAIN

3. Ratification and approval of the 2001 Amendment to the Company's Third Amended and Restated 1995 Stock Option Plan.
             [ ] FOR            [ ] AGAINST            [ ] ABSTAIN

4. In their discretion upon such other measures as may properly come before the meeting, hereby ratifying and confirming all that said proxy may lawfully do or cause to be done by virtue hereof and hereby revoking all proxies heretofore given by the undersigned to vote at said meeting or any adjournment thereof.
                                                  The shares represented by
                                                  this proxy will be voted
                                                  in the manner indicated,
                                                  and if no instructions to
                                                  the contrary are
                                                  indicated, will be voted
                                                  FOR all proposals listed
                                                  above. Number of shares
                                                  owned by undersigned:

                                                  Signature:______________

                                                  Date:___________________

                                                  Signature:______________

                                                  Date:___________________

                                                  IMPORTANT: Please sign
                                                  exactly as your name or
                                                  names are printed here.
                                                  Executors, administrators,
                                                  trustees and other persons
                                                  signing in a representative
                                                  capacity should give full
                                                  title.